Exhibit 10.73

EXECUTION

SENIOR FACILITY C AGREEMENT

DATED 21 JULY, 2017

SENIOR TERM LOAN FACILITY

for

NET1 APPLIED TECHNOLOGIES SOUTH AFRICA PROPRIETARY LIMITED
(as borrower)

provided by

FIRSTRAND BANK LIMITED
(ACTING THROUGH ITS RAND MERCHANT BANK DIVISION)

and

NEDBANK LIMITED
(ACTING THROUGH ITS CORPORATE AND INVESTMENT BANKING DIVISION)
(as lenders)

with

FIRSTRAND BANK LIMITED
(ACTING THROUGH ITS RAND MERCHANT BANK DIVISION)
(as facility agent)

This Agreement is entered into subject to the terms of a Common Terms Agreement dated on or about the date of this Agreement

Schedule 1	Repayment Schedule	11
Schedule 2	Form of Utilisation Request	12

THIS AGREEMENT is made between:

(1)	NET1 APPLIED TECHNOLOGIES SOUTH AFRICA PROPRIETARY LIMITED, registration number 2002/031446/07, as borrower (the Borrower);

(2)

FIRSTRAND BANK LIMITED (acting through its RAND MERCHANT BANK division) and NEDBANK LIMITED (ACTING THROUGH ITS CORPORATE AND INVESTMENT BANKING DIVISION) as original lenders (in this capacity, the Original Senior Facility C Lenders); and

(3)	FIRSTRAND BANK LIMITED (acting through its RAND MERCHANT BANK division) as agent of the Senior Facility C Lenders (the Facility Agent).

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

1.1.1	Applicable Margin means, in relation to any Senior Facility C Loan or Unpaid Sum:

(a) 2.25 per cent. per annum, provided that no Event of Default has occurred and is continuing; and

(b)

with effect from the date of occurrence of an Event of Default and for so long as it is continuing, the Applicable Margin shall be the percentage per annum set out in paragraph (a) above plus 2.00 per cent.;

1.1.2	Availability Period means:

(a)

if Senior Facility A and Senior Facility B are utilised, the period from (and including) the first Senior Facility A Voluntary Prepayment Date to (and including) the date which is 3 Months prior to the Final Maturity Date; and

(b) if Senior Facility A and Senior Facility B are not utilised there shall be no Availability Period for Senior Facility C;

1.1.3	Available Commitment means the "Available Commitment" (as defined in the Common Terms Agreement) of a Senior Facility C Lender in respect of Senior Facility C;

1.1.4	Available Facility means the aggregate, from time to time, of the Available Commitment of each Senior Facility C Lender;

1.1.5	Break Costs means the amount (if any) determined by a Senior Facility C Lender by which:

(a)

the interest (excluding the Applicable Margin) which that Senior Facility C Lender should have received for the period from the date of receipt of an amount repaid or prepaid in respect of any part of its participation in a Senior Facility C Loan or Unpaid Sum to the last day of the current Interest Period for that Senior Facility C Loan or Unpaid Sum, if the principal amount of that Senior Facility C Loan or Unpaid Sum received had been paid on the last day of that Interest Period;

exceeds:

(b)

the amount which that Senior Facility C Lender would be able to obtain by placing an amount equal to the principal amount of the Senior Facility C Loan or Unpaid Sum received by it on deposit with a leading bank in the Johannesburg interbank market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period, and Break Gains means the amount (if any) determined by the relevant Senior Facility C Lender by which the amount of interest contemplated in paragraph (b) above exceeds that in paragraph (a) above;

1.1.6

Common Terms Agreement means the written agreement entitled "Common Terms Agreement", dated on or about the Signature Date (as amended and/or reinstated from time to time), between, amongst others, the Borrower (as borrower), the Original Senior Facility C Lenders (as lenders) and the Facility Agent;

1.1.7	Final Maturity Date means the same date that is determined as the Final Maturity Date under (and as defined in) Senior Facility A Agreement;

1.1.8	Interest Payment Date means:

(a) the last day of March, June, September and December in any year; and

(b) the Final Maturity Date;

1.1.9	Interest Period means, in relation to a Senior Facility C Loan, each period determined in accordance with Clause 9 (Interest Periods);

1.1.10	Party means a party to this Agreement;

1.1.11	Repayment Date has the meaning given to that term in Clause 6.1 (Repayment);

1.1.12	Repayment Instalment means each instalment for repayment of a Senior Facility C Loan set out in Clause 6 (Repayment of Loans);

1.1.13

Repayment Schedule means the schedule of Repayment Instalments in the agreed inserted into this Agreement in accordance with Clause 6.1 (Repayment) as Schedule 1 (Repayment Schedule), and as replaced from time to time pursuant to Clause 6.4;

1.1.14	Senior Facility A Discharge Date means the date on which:

(a) the Senior Facility A Outstandings have been irrevocably and unconditionally finally paid and discharged in full; and

(b) no Finance Party has any commitment whatsoever to provide finance or any other form of credit or financial accommodation to any person under Senior Facility A;

1.1.15	Senior Facility A Repayment Instalment has the meaning given to "Repayment Instalment" in the Senior Facility A Agreement;

1.1.16	Senior Facility A Repayment Date has the meaning given to "Repayment Date" in the Senior Facility A Agreement;

1.1.17	Senior Facility C or Facility means the term loan facility made available to the Borrower under this Agreement;

1.1.18	Senior Facility C Commitment means the "Senior Facility C Commitment" as defined in the Common Terms Agreement;

1.1.19	Senior Facility C Loan or Loan means a "Senior Facility C Loan" as defined in the Common Terms Agreement;

1.1.20	Senior Facility C Outstandings means "Senior Facility C Outstandings" as defined in the Common Terms Agreement;

1.1.21	Signature Date means the date stated at the beginning of this Agreement;

1.1.22	Total Senior Facility C Commitments means "Total Senior Facility C Commitments" as defined in the Common Terms Agreement;

1.1.23	Unpaid Sum means an "Unpaid Sum" as defined in the Common Terms Agreement in respect of Senior Facility C; and

1.1.24	Utilisation Request means the notice substantially in the form set out in Schedule 2 (Form of Utilisation Request).

1.2	Construction

1.2.1	Terms and expressions defined in the Common Terms Agreement, unless expressly defined in this Agreement, have the same meaning in this Agreement.

1.2.2

The provisions of clauses 1.3 (Construction) and 1.4 (Third party rights) of the Common Terms Agreement apply to this Agreement as though they were set out in full in this Agreement, except that a reference in those clauses to the Common Terms Agreement are to be construed as references to this Agreement.

1.2.3

This Agreement and the rights and obligations of the Parties hereunder shall in all respects be subject to the terms and conditions of the Common Terms Agreement, which shall apply mutatis mutandis to this Agreement and be incorporated herein by reference. If there is any conflict between this Agreement and the Common Terms Agreement, this Agreement shall prevail.

2.	THE FACILITY

2.1	Senior Facility C

Subject to the terms of this Agreement and the Common Terms Agreement, the Senior Facility C Lenders make available to the Borrower a Rand-denominated term loan facility in an aggregate amount equal to the Total Senior Facility C Commitments in accordance with, and subject to the provisions of, clause 2.3 (Senior Facility C) of the Common Terms Agreement.

2.2	Designation

This Agreement is a Senior Facility Agreement and the Senior Facility C Agreement, each as defined in the Common Terms Agreement.

3.	PURPOSE

3.1

The Borrower shall apply all amounts borrowed by it under Senior Facility C only in or towards the purposes set out in clause 3.1.2 (Purpose) of the Common Terms Agreement, and for no other purpose whatsoever.

3.2	No Finance Party is bound to monitor or verify the utilisation of Senior Facility C or will be responsible for, or for the consequences of, such a utilisation.

4.	CONDITIONS OF UTILISATION

4.1	Conditions precedent

The Borrower may not deliver a Utilisation Request to the Facility Agent under Senior Facility C (and no Senior Facility C Lender shall have any obligation to advance any Senior Facility C Loan or to provide any other form of credit or financial accommodation under this Agreement to any person) unless the Facility Agent has issued the notice contemplated by clause 4.1 (Initial conditions precedent) of the Common Terms Agreement.

4.2	Further conditions precedent

Subject to the Common Terms Agreement and this Agreement, a Senior Facility C Lender will only be obliged to participate in a Senior Facility C Loan if the requirements of clause 4.2 (Further conditions precedent) of the Common Terms Agreement have been met.

4.3	Maximum number of Loans

The Borrower may not deliver a Utilisation Request under Senior Facility C if as a result of the proposed Utilisation more than six Senior Facility C Loans would be outstanding.

5.	UTILISATION AND DISBURSEMENT

5.1	Delivery of a Utilisation Request

5.1.1	The Borrower may utilise Senior Facility C during the Availability Period by delivery to the Facility Agent of a duly completed Utilisation Request.

5.1.2	Unless the Facility Agent otherwise agrees, the latest time for receipt by the Facility Agent of a Utilisation Request is 17h00 one Business Days before the proposed Utilisation Date.

5.1.3	The Utilisation Request is irrevocable.

5.2	Completion of a Utilisation Request

5.2.1	A Utilisation Request will not be regarded as having been duly completed unless:

(a)

the Utilisation Request is delivered not less than one Business Days after the Senior Facility A Voluntary Prepayment Date giving rise to the Available Commitments proposed to be utilised (in whole or in part) pursuant to such Utilisation Request;

	(b)	the proposed Utilisation Date is a Business Day within the Availability Period;

	(c)	the currency and amount of the Utilisation comply with Clause 5.3 below; and

	(d)	it specifies a bank account in South Africa to which the Borrower requires the proceeds of the Senior Facility C Loan to be made to it to be credited.

5.2.2	Only one Senior Facility C Loan may be requested in a Utilisation Request.

5.3	Currency and amount

5.3.1	The currency specified in the Utilisation Request must be Rand.

5.3.2	The amount of the proposed Senior Facility C Loan must be a minimum of R25,000,000 or, if less, the Available Facility.

5.4	Disbursement

5.4.1

If the conditions set out in this Agreement and the Common Terms Agreement have been met, each Senior Facility C Lender must advance and lend to the Borrower, who shall borrow from each such Lender, that Lender's participation in the relevant Senior Facility C Loan on the relevant Utilisation Date. A Senior Facility C Lender must make its participation in the relevant Senior Facility C Loan available to the Facility Agent by no later than 11h00 on the applicable Utilisation Date for disbursement to the Borrower.

5.4.2

The amount of each Senior Facility C Lender's participation in a Senior Facility C Loan will be equal to the proportion borne by its Available Commitment (if any) to the Available Facility immediately prior to making that Loan.

5.4.3	No Senior Facility C Lender is obliged to participate in a Senior Facility C Loan if, as a result:

	(a)	its share in the outstanding Senior Facility C Loans would exceed its Available Commitment; or

	(b)	the outstanding Senior Facility C Loans would exceed the Available Facility.

5.5	Automatic cancellation of Commitments

The Senior Facility C Commitments which, at that time, are unutilised, and in respect of which no Utilisation Request has been delivered, shall be immediately cancelled at 10h00 on the last day of the Availability Period.

6.	REPAYMENT

6.1

If the Senior Facility A Discharge Date arises on a Senior Facility A Repayment Date and only a portion of the relevant Senior Facility A Repayment Instalment applied on that date was utilised to discharge Senior Facility A (the unused balance of such Senior Facility A Repayment Instalment referred to as the Unused Portion), the Borrower shall repay, on the Senior Facility A Discharge Date, any outstanding Senior Facility C Loans in an amount equal to the Unused Portion and, if on such date no further Facility C Loans are outstanding, the Senior Facility C Commitments of the Senior Facility C Lenders shall be cancelled rateably in an amount equal to the Unused Portion.

6.2

Following the Senior Facility A Discharge Date, the Facility Agent shall as soon as reasonably possible prepare a Repayment Schedule in relation to Senior Facility C as at that date, which will include consecutive instalments (each a Repayment Instalment) equal to the aggregate amount of the Senior Facility A Repayment Instalments that were not applied (including part of any such instalment not applied) in repayment of Senior Facility A as a result of the Senior Facility A Discharge Date arising, to be paid by the Borrower on the same dates (each a Repayment Date) as the scheduled Senior Facility A Repayment Dates in respect of which Senior Facility A Repayment Instalments were not (whether in full or in part) so applied. The Facility Agent, by notice to the Borrower, shall be entitled to include a table in Schedule 1 (Repayment Schedule) to that effect.

6.3

The Borrower shall repay the Senior Facility C Loans made to it in full in consecutive instalments on each Repayment Date in the amount of each Repayment Instalment specified in the Repayment Schedule (subject to Clauses 7 (Prepayment and Cancellation) and 10 (Default)).

6.4

If pursuant to an unscheduled payment, repayment or prepayment made in respect of the Senior Facility C Loan (under this Agreement read with the Common Terms Agreement), the amount of the outstanding Repayment Instalments at that time are to be reduced, the Facility Agent shall be entitled to recalculate the amount of the Repayment Instalments and replace the table set out in Schedule 1 (Repayment Schedule) by notice to the Borrower.

6.5	Any amount which remains outstanding under Senior Facility C on the Final Maturity Date shall be repaid in full on that date.

6.6	No amount of a Senior Facility C Loan repaid under this Clause 6 may be re-borrowed.

7.	PREPAYMENT AND CANCELLATION

7.1	Voluntary cancellation

7.1.1

The Borrower may cancel the undrawn amount of the Senior Facility C Commitments in accordance with the requirements (and subject to the terms) of clause 7 (Prepayment and Cancellation) of the Common Terms Agreement.

7.1.2	No amount of the Senior Facility C Commitments cancelled pursuant to this Clause may be reinstated.

7.2	Voluntary prepayment

7.2.1

The Borrower may make voluntary prepayments in respect of the Senior Facility C Loan made to it, in whole or in part, in accordance with the requirements (and subject to the terms) of clause 7 (Prepayment and Cancellation) of the Common Terms Agreement.

7.2.2	No amount of a Senior Facility C Loan prepaid pursuant to this Clause may be re- borrowed.

7.3	Mandatory prepayment and prepayment offers

The Borrower shall be obliged to make mandatory prepayments and/or offers to make prepayments (as applicable) in respect of the Senior Facility C Loan made to it to the Senior Facility C Lenders in accordance with the requirements (and subject to the terms) of clauses 7 (Prepayment and Cancellation) and 8 (Prepayment Offers and Priorities) of the Common Terms Agreement.

8.	INTEREST

8.1	Calculation of interest

The rate of interest on each Senior Facility C Loan (and any Unpaid Sum) for each Interest Period is the percentage rate per annum which is the aggregate of:

8.1.1	the Applicable Margin; and

8.1.2	the Base Rate.

8.2	Payment of interest

The Borrower shall pay all accrued interest on the Senior Facility C Loan made to it on each Interest Payment Date, in accordance with the requirements of clause 30 (Payment Mechanics) of the Common Terms Agreement.

8.3	Interest on overdue amounts

8.3.1	Any interest accruing on an Unpaid Sum shall be immediately payable by the Borrower on demand by the Facility Agent.

8.3.2	Default interest (if unpaid) arising on any Unpaid Sum will be compounded with that Unpaid Sum on the last day of each calendar month, but will remain immediately due and payable.

8.4	Notification of rates of interest

Without prejudice to the obligation of the Borrower to pay interest calculated at any applicable rate under this Clause 8, the Facility Agent shall notify the Senior Facility C Lenders and the Borrower, as soon as reasonably practicable:

8.4.1	of the determination of a rate of interest under this Agreement;

8.4.2	when interest commences to accrue at the rate calculated by reference to the Applicable Margin specified in Clause 1.1.1(b) (Definitions).

9.	INTEREST PERIODS

9.1	Duration

Each Senior Facility C Loan has successive Interest Periods:

9.1.1	commencing on (and including) the Utilisation Date (in respect of the first Interest Period for that Senior Facility C Loan) or commencing on (and including) an Interest Payment Date; and

9.1.2	ending on (but excluding) the next Interest Payment Date.

9.2	Interest Periods for Unpaid Sums

Interest accruing on an Unpaid Sum shall be calculated as if that Unpaid Sum, during the period of non-payment, constituted a Loan under Senior Facility C for successive Interest Periods, each of a duration selected by the Facility Agent (acting reasonably). For this purpose, the Facility Agent (acting reasonably) may:

9.2.1	select successive Interest Periods of any duration of up to three months; and

9.2.2	determine the appropriate Quotation Day for that Interest Period.

If any Unpaid Sum consists of all or part of the Senior Facility C Loan which became due on a day which was not the last day of an Interest Period relating to that Senior Facility C Loan, the first Interest Period for that Unpaid Sum shall have a duration equal to the unexpired portion of the current Interest Period relating to the Senior Facility C Loan.

9.3	Consolidation of Loans

On each Interest Payment Date, all Senior Facility C Loans utilised by the Borrower under this Facility that remain outstanding will be consolidated and treated as a single Senior Facility Loan outstanding and owing by the Borrower under this Facility.

9.4	No overrunning the Final Maturity Date

If an Interest Period for a Senior Facility C Loan would otherwise extend beyond the Final Maturity Date, it will be shortened so that it ends on the Final Maturity Date. This Clause does not apply to Interest Periods selected under Clause 9.2 above in respect of Unpaid Sums which remain outstanding on the Final Maturity Date.

9.5	Non-Business Days

If an Interest Payment Date would otherwise occur on a day which is not a Business Day, that Interest Payment Date will instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

10.	DEFAULT

If an Event of Default occurs, and for so long as it is continuing, the Facility Agent may enforce any of the rights and remedies provided for in clause 23.15 (Acceleration) of the Common Terms Agreement.

11.	GENERAL

11.1	Notices and domicilium

All documents in legal proceedings and notices in connection with this Agreement shall be served in accordance with clause 33 (Notices) of the Common Terms Agreement, which clause is incorporated by reference in this Agreement as if repeated in this Agreement in full (except that references in that clause to the Common Terms Agreement are to be construed as references to this Agreement).

11.2	Incorporation of by reference

The provisions clauses 17 (Costs and Expenses), 34 (Amendments and Waivers), 36 (General Provisions) and 40 (Waiver of Immunity) of the Common Terms Agreement apply to this Agreement as though they were set out in full in this Agreement (except that references in those clauses to the Common Terms Agreement are to be construed as references to this Agreement).

11.3	Governing Law

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by South African law.

11.4	Jurisdiction

11.4.1

The Parties hereby irrevocably and unconditionally consent to the non-exclusive jurisdiction of the High Court of South Africa (Gauteng Local Division, Johannesburg) (or any successor to that division) in regard to all matters arising from the this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a dispute).

11.4.2

The Parties agree that the High Court of South Africa is the most appropriate and convenient court to settle disputes. The Parties agree not to argue to the contrary and waive objection to this court on the grounds of inconvenient forum or otherwise in relation to proceedings in connection with this Agreement.

11.4.3

This Clause 11.4 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a dispute in any other court with jurisdiction. To the extent allowed by law, a Finance Party may take concurrent proceedings in any number of jurisdictions.

11.5	Counterparts

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

REPAYMENT SCHEDULE

[To be included at the appropriate time pursuant to Clause 6.2 (Repayment)]

SCHEDULE 2

FORM OF UTILISATION REQUEST

To:	FIRSTRAND BANK LIMITED (acting through its RAND MERCHANT BANK division)
as Facility Agent

From:	NET1 APPLIED TECHNOLOGIES SOUTH AFRICA PROPRIETARY LIMITED

[•], [•]

Dear Sirs,

NET1 APPLIED TECHNOLOGIES SOUTH AFRICA PROPRIETARY LIMITED
Senior Facility C Agreement, dated [•], 2017
(the Agreement)

1.

We refer to the Agreement. This is the Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.	We wish to borrow a Senior Facility C Loan on the following terms:

Proposed Utilisation Date:	[•] (or, if that is not a Business Day, the next
Business Day)

Amount:	R[•] or, if less, the Available Facility

3.	We confirm that each condition specified in Clause 4.2 (Further conditions precedent) of the Agreement is satisfied on the date of this Utilisation Request.

4.	The proceeds of this Loan must be credited to [account].

5.	This Utilisation Request is irrevocable.

Yours faithfully,

authorised signatory for

NET1 APPLIED TECHNOLOGIES SOUTH AFRICA PROPRIETARY LIMITED

SIGNATURE PAGE

BORROWER

/s/ Herman Kotzé
For and on behalf of:
Net1 Applied Technologies South Africa
Proprietary Limited

Name:	Herman Kotzé

Office:	Director

(who warrants his authority)

SIGNATURE PAGE

FACILITY AGENT

/s/ Niel van Zyl	/s/ Christo Welthagen
For and on behalf of:	For and on behalf of:
FirstRand Bank Limited (acting through	FirstRand Bank Limited (acting through
its Rand Merchant Bank division)	its Rand Merchant Bank division)

Name: Niel van Zyl	Name:	Christo Welthagen

Office:	Office:	Authorised

(who warrants his authority)		(who warrants his authority)

SIGNATURE PAGE

ORIGINAL SENIOR FACILITY C LENDER

/s/ Niel van Zyl	/s/ Christo Welthagen
For and on behalf of:	For and on behalf of:
FirstRand Bank Limited (acting through	FirstRand Bank Limited (acting through
its Rand Merchant Bank division)	its Rand Merchant Bank division)

Name: Niel van Zyl	Name:	Christo Welthagen

Office:	Office:	Authorised

(who warrants his authority)		(who warrants his authority)

SIGNATURE PAGE

ORIGINAL SENIOR FACILITY C LENDER

/s/ Paul Bailey		/s/ Stuart Harrison
For and on behalf of:		For and on behalf of:
Nedbank Limited (acting through its		Nedbank Limited (acting through its
Corporate and Investment Banking		Corporate and Investment Banking
division)		division)

Name:	Paul Bailey	Name:	Stuart Harrison

Office:	Authorised signatory	Office:	Authorised signatory

	(who warrants his authority)		(who warrants his authority)